Suja Life Announces Amended and Restated Credit Agreement
Refinancing reduces borrowing spread and lowers the Company’s cost of capital
OCEANSIDE, CA, August 20, 2026 – Suja Life, Inc. (NASDAQ: SUJA) (“Suja Life,” “Suja” or the “Company”), a leading better-for-you beverage company and maker of Suja Organic, Vive Organic, and Slice Soda, today announced entry into an Amended and Restated Credit Agreement (the “A&R Credit Agreement”) with JPMorgan Chase Bank, N.A., as administrative agent, which amends and restates the Company’s existing credit agreement originally dated August 23, 2021.
Under the A&R Credit Agreement, the applicable interest rate is the Term SOFR Rate plus 1.75%, 2.00%, or 2.25% per annum based on the Company’s consolidated net leverage ratio.
“Reducing our cost of capital has been a priority for Suja Life since our IPO, reflecting a business today that supports a different lender base than the one that financed us as a private company,” said Jeff Pedersen, Chief Financial Officer of Suja Life. “We believe that the consistency of our cash flow generation gave our lenders the confidence to back this refinancing on improved terms. Importantly, we are not taking on any additional debt with this transaction, but are reducing what it costs us to carry the debt we already have. This refinancing reflects our partnership with our banks and delivers a substantial reduction in our borrowing spread, with a corresponding benefit to our available cash flow.” As a result of this refinancing, the Company expects its 2026 total interest expense to improve to $18.0 million.
About Suja Life
At Suja Life, we’re changing what beverages bring to the table. We make organic, cold-pressed juices, wellness shots, and better-for-you sodas that deliver real functional benefits, exceptional taste, and high-quality ingredients, because we believe beverages should be as delicious as they are good for you. Our three brands – Suja Organic, Vive Organic, and Slice Soda – reach consumers through thousands of retail doors nationally. We operate a vertically integrated high-pressure processing and cold-pressed beverage facility, processing approximately 1 million pounds of organic produce each week and moving from farm to bottle in as few as eight days. With category-leading brands, a dedication to operational excellence, and a proven innovation engine, Suja Life is positioned at the front of the growing natural healthy beverage space.
Contact:
ICR, Inc.
sujalife@icrinc.com
Forward-Looking Statements
This press release and related conference call contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact included in this press release and related conference call are forward-looking statements. Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For example, all statements we make relating to the Company’s reduced cost of capital as a result of the A&R Credit Agreement and the expected benefit to the Company. All forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we expected, including: our ability to maintain compliance with the financial covenants under the A&R Credit Agreement; changes in benchmark interest rates, including the Term SOFR Rate, that could offset the benefit of a reduced borrowing spread; our ability to generate sufficient cash flow to service our indebtedness; our inability to refinance our indebtedness on favorable terms or at all in the future; general economic conditions and disruptions in credit markets that may affect the availability or cost of debt financing; and the other factors set forth in our filings with the U.S. Securities and Exchange Commission (the “SEC”).

We derive many of our forward-looking statements from our operating budgets and forecasts, which are based on many detailed assumptions. Important factors that could cause actual results to differ materially from our expectations, or cautionary statements, are disclosed under the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections in our final prospectus filed with the SEC under Rule 424(b) on May 8, 2026 in connection with our IPO. All written and oral forward-looking statements attributable to us, or people acting on our behalf, are expressly qualified in their entirety by these cautionary statements as well as other cautionary statements that are made from time to time in our other SEC filings and public communications. You should evaluate all forward-looking statements made in this press release and related conference call in the context of these risks and uncertainties.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences or affect us or our operations in the way we expect. The forward-looking statements included in this press release and related conference call are made only as of the date hereof. We undertake no obligation to update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

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References and links to websites have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release. Suja is not responsible for the content of third-party websites.
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